Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A WYOMING CORPORATION UNDER THE NAME OF "VIVOS THERAPEUTICS, INC." TO A DELAWARE CORPORATION, FILED IN THIS OFFICE ON THE TWELFTH DAY OF AUGUST, A.D. 2020, AT 6:53 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3436893 8100F
SR# 20206719407

Authentication: 203469840
Date: 08-14-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:53 PM 08/12/2020
FILED 06:53 PM 08/12/2020
SR 20206719407 - File Number 3436893

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Wyoming.

2.) The jurisdiction immediately prior to filing this Certificate is Wyoming.

3.) The date the Non-Delaware Corporation first formed is July 7, 2016.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Vivos Therapeutics, Inc.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Vivos Therapeutics, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 7th day of August, A.D. 2020.

By: [signature]

Name: Brad Amman
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Title: Chief Financial Officer
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